Preliminary Offering Circular dated April 18, 2024

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Gem Industries Group, Inc.

$10,000,000

10,000,000 SHARES OF COMMON STOCK

$1.00 PER SHARE

This is the public offering of securities of Gem Industries Group, Inc., an Oklahoma corporation. We are offering 10,000,000 shares of our common stock, par value $0.0001 (“Common Stock”), at an offering price of $1.00 per share (the “Offered Shares”) by the Company. See “Description of Securities” beginning on page 54. The Offering will terminate on the earlier of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement; or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. (such earlier date, the "Termination Date") over a maximum period of 3 years, starting from the date of qualification of this Offering Statement. The minimum purchase requirement per investor is 500 Offered Shares ($500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

Escrow

The Company has engaged Vic Devlaeminck, Attorney-CPA to act as an escrow agent (the “Escrow Agent”) to hold funds of potential investors until all documentation has been received and accepted by the Company. We will offer our Common Stock on a best efforts’ basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, and services without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

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Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

Our Common Stock is not traded or quoted.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 8 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$1.00	$10,000,000.00
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$1.00	$10,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)

This is a “best efforts” offering. The proceeds of this offering will be placed into an escrow account until investor documentation is accepted by the Company. We will offer our Common Stock on a best efforts’ basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $125,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $1.00 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, OUR SHARES ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS ACCURATE ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF ITS DELIVERY OR OF ANY SALE OR DELIVERY OF OUR SHARES. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE OR DELIVERY OF OUR SHARES SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS OFFERING CIRCULAR. THIS OFFERING CIRCULAR WILL BE UPDATED AND MADE AVAILABLE FOR DELIVERY TO THE EXTENT REQUIRED BY THE FEDERAL SECURITIES LAWS.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.”

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

In this Offering Circular, unless the context indicates otherwise, references to “Gem Industries Group, Inc.”, “GEM”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Gem Industries Group, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our Company, our Officers and Directors; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our Officers and Directors expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither we nor our Officers or Directors can guarantee future performance, or that future developments affecting our Company, our Officers or Directors will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

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All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this offering circular.  This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Gem Industries Group, Inc. (“GEM” or the “Company”) is planning on investing in properties in the United States and developing those properties into travel and specialty purpose locations. Our first project is a 16 unit townhome development on Eagle Mountain Lake at Lake Country Marina, Tarrant County, TX. GEM was incorporated on August 25, 2023, for the purpose of acquiring, developing and expanding properties into travel, destination, and other such projects that fit within a value-add portfolio, with its first project located at Lake Country Marina.

The Company believes that its’ first project of acquiring and building out the townhomes will be successful due to the expansive new developments in and around the area and the Company further believes that those factors will bode well for cashflow and valuation.

The Company is also seeking to acquire other properties and structures that it can transform into projects that are complimentary to its proprietary business and marketing plan. The Company believes that the current travel and specialty real estate environment provides the Company the opportunity to acquire attractively priced properties. The management’s ability to increase value will be based on applying sound acquisition policies and taking advantage of the disparity between the purchase price and stabilized value and replacement cost of these properties.

Based in Lexington, OK, GEM is leveraging its central location and the increasing wide-spread interest in the benefits available from real estate development locations, recreational vehicle destinations, specialty real estate, and the travel industry.

On November 2, 2023, the Company increased its authorized share amount from 100,000 to 200,000,000 shares par value $0.0001. No preferred stock is issued or authorized.

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Exhibit 6.2.

On January 11, 2024, the Company’s Chief Operating Officer (“COO”) entered into a purchase and sale Agreement (“Purchase Agreement”) by and between Bozzy Creek LLC and Watervine LP, both Texas Companies (“Bozzy”) and Gem Industries, LLC an Oklahoma limited liability company and wholly owned subsidiary of Gem Industries Group, Inc. (“Gem”), wherein Gem agreed to purchase the property located at 9216 and 9150 Live Oak Lane, Fort Worth, Texas for a total purchase price of $1,850,000. As per the Purchase Agreement, Gem agreed to put a deposit of $18,500 towards the total purchase price. Closing occurred on February 28, 2024. The Purchase Agreement contained a seller finance agreement for $1,120,000 at 7% interest only payments, with a balloon payment due in three (3) years. The purchase agreement is attached as Exhibit 6.1.

The Company will seek to begin execution of its plans for development upon completion of this offering. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

Lake Country Marina Development Project

Located in Fort Worth, TX, Lake Country Marina is one of three marinas on Eagle Mountain Lake. The marina provides secure boat slips, boat rentals, and a boat club. All for fishing, sailing, or water sports. The marina was built in 1950 and has been a mainstay for boating enthusiasts ever since. There are 303 wet slips, 278 covered slips, a retail store, as well as a fueling station. Lake Country also took over the all boat club and rental services from Eagle Mountain marina. The townhome development is along the shoreline of the marina, making it prime real estate for those who enjoy boating and other lake activities.

Our fiscal year-end date is December 31.

Our mailing address is 7394 McRavins Way, Lexington, OK 73051. Our telephone number is (405) 955-4850. Our website is https://TheGemIndustries.com and our email address is info@TheGemIndustries.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

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Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock does not currently have a market on which it trades.

EB-5 Program Offering

The Company will simultaneously be offering a comparable investor visa component, under the EB-5 program of the U.S. immigration program. This potential additional source of funding may be made pursuant to the United States government’s EB-5 program, where foreign funders make capital contributions as part of their investment as part of the EB-5 program. Under this program, which is administered by the United States Customs and Immigration Service, entrepreneurs (and their spouses and unmarried children under 21) are eligible to apply for a green card (permanent residence) if they make the necessary investment in a commercial enterprise in the United States and plan to create or preserve ten permanent full-time jobs for qualified United States workers. We are a commercial enterprise that will create permanent full-time jobs in the United States. At this time we do not have any investors who are interested in this component and there is no guarantee that this component will be of any interest to potential investors.

THE OFFERING

Issuer:	Gem Industries Group, Inc.

Securities offered:	A maximum of 10,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $1.00 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	21,000,000 issued and outstanding as of March 28, 2024

Number of shares of Common Stock to be outstanding after the offering	31,000,000 shares, if the maximum amount of Offered Shares are sold

Price per share:	$1.00

Maximum offering amount:	10,000,000 shares at $1.00 per share, or $10,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is not quoted or traded.

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $9,875,000, less any 3rd party fees and/or  commissions. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including:

Immediate and substantial dilution.

Limited market for our stock.

See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in ourShares.

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RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. The Shares offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our Shares. Prospective investors should obtain their own legal and tax advice prior to making an investment in our Shares and should be aware that an investment in our Shares may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our Shares.The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has commenced principal operations. The Company had no revenues nor any accumulated deficit for the period from Inception (August 25, 2023) until the year ended December 31, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

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The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

Risks Relating to Our Financial Condition

Our financials are not audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our financials do not have a third party reviewing the accounting. The persons who prepared our financials may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

We have limited operational history in a competitive industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have not begun to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the marina destination and residential development markets, which are highly competitive and rapidly transforming. There is no guarantee that our planned developments will remain attractive to potential and current customers as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve any revenues or profit and may not achieve a profit in the near future, if at all.

We have not yet produced any revenues or profit and may not in the near future, if at all. Further, many of our competitors have a significantly larger customer base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, beginning to receive revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

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We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to make investments to support our business growth and may require additional funds to respond to business challenges, needing to create our website and marketing programs, and improve our operating infrastructure. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Dawn Blevins, Josh Blevins, David Bormann, Dr. David Wise and Harley Drain. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the marina business, real estate development services or other related industries. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our planned market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our market of choice.

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Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Risks Relating to our Common Stock and Offering

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

-our ability to integrate operations, construction, real estate, technology, and services;

-our ability to execute our business plan;

-operating results below expectations;

-our issuance of additional securities, including debt or equity or a combination thereof;

-announcements of new properties by us or our competitors;

-loss of any strategic relationship;

-industry developments, including, without limitation, changes in competition or practices;

-economic and other external factors;

-period-to-period fluctuations in our financial results; and

In addition, the  markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the value of our common stock.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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If you purchase our Common Shares in this offering, you will incur immediate and substantial dilution in the book value of your Common Shares.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Shares you purchase in this offering. Assuming an offering price of $1.00 per Common Share and assuming all 10,000,000 Common Shares are sold purchasers of Common Shares in this offering will experience dilution of approximately $.652 per Common Share in net tangible book value of the Common Shares.

Holders of our Common Shares are subject to dilution resulting from the issuance of equity-based compensation by us.

We may award warrants or restricted stock units to management to incentivize their performance and retention. Any additional equity grants and any exercise of existing warrants or restricted stock units will cause our shareholders to be diluted and may negatively affect the price of the Common Shares.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 200,000,000 shares of common stock. We have issued and outstanding, as of March 28, 2024, 21,000,000 shares of common stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws allow us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Page 12 of 106	GEM Industries – Reg A Tier I

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The financial markets in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a company which has reporting requirements because of our Regulation A status, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the markets. Our management has limited experience as a management team in smaller company operations and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

We may rely on funds raised through the United States government’s EB-5 program.

This potential additional source of funding may be made pursuant to the United States government’s EB-5 program, where foreign funders make capital contributions as part of their investment as part of the EB-5 program. Under this program, which is administered by the United States Customs and Immigration Service, entrepreneurs (and their spouses and unmarried children under 21) are eligible to apply for a green card (permanent residence) if they make the necessary investment in a commercial enterprise in the United States and plan to create or preserve ten permanent full-time jobs for qualified United States workers. We are a commercial enterprise that creates permanent full-time jobs in the United States. As of this Offering, we do not have any investors who are interested in this component and there is no guarantee that this component will be of any interest to potential investors.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Page 13 of 106	GEM Industries – Reg A Tier I

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Because directors and officers currently and for the foreseeable future will continue to control Gem Industries Group, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Gem Industries Group, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Gem Industries Group, Inc., beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Page 14 of 106	GEM Industries – Reg A Tier I

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

The performance of the lodging industry is connected to current economic conditions.

The performance of the hospitality/rental/travel industry has historically been closely linked to the performance of the general economy and, specifically, growth in U.S. GDP. It is also sensitive to business and personal discretionary spending levels. Declines in corporate travel budgets and consumer demand due to adverse general economic conditions, such as declines in U.S. GDP, risks affecting or reducing travel patterns, lower consumer confidence or adverse political conditions can lower the revenues and profitability of the properties. A global economic downturn could lead to a significant decline in demand for products and services provided by the lodging industry, lower occupancy levels and significantly reduced slip rates.

We anticipate that recovery of demand for products and services provided by the lodging industry will lag improvement in economic conditions. Management cannot predict how severe or prolonged a potential global economic downturn would be or how severe or prolonged the lodging industry downturn could be. A further extended period of economic weakness would likely have an adverse impact on our potential revenues and negatively affect our financial condition and results of operations.

Our potential properties will have ongoing capital expenditure requirements.

Our proposed townhomes will have an ongoing need for capital improvements, including replacement, from time to time, of furniture, fixtures and equipment. In addition, if we incur additional indebtedness, our lenders will likely require that we set aside annual amounts for capital improvements to the properties. These capital improvements may give rise to the following risks:

•	possible environmental problems;

•	construction cost overruns and delays;

•	the possibility that revenues will be reduced while slips or restaurants are out of service due to capital improvement projects;

•	a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available to us on attractive terms; and

•	uncertainties as to market demand or a loss of market demand after capital improvements have begun.

The costs of renovations and capital improvements could adversely affect our financial condition, results of operations, and our ability perform pursuant to the operational averages.

Specialty development involves various different risks.

Our townhome development involves a number of risks, including risks associated with:

•	construction delays or cost overruns that may increase project costs;

•	the receipt of zoning, occupancy and other required governmental permits and authorizations;

•	development costs incurred for projects that are not pursued to completion;

•	acts of God such as floods or fires that could adversely impact a project;

•	the negative impact of construction on operating performance during and soon after the construction period;

•	the ability to raise capital; and

•	governmental restrictions on the nature or size of a project.

Page 15 of 106	GEM Industries – Reg A Tier I

We cannot assure you that the projects will be completed on time or within budget. Our inability to complete the projects on time or within budget could adversely affect our financial condition, results of operations and our ability to fulfill our obligations pursuant to the planned timeline.

Our potential developments will face numerous competitors and, if we were unable to compete successfully, we could lose sales, revenues and earnings.

Our potential developments are in a moderately competitive industry. There are local competitors in this segment, and many of these competitors may have substantially greater marketing and financial resources than ours. Our potential developments will compete locally with other locations and hospitality companies in close proximity, and initially in the Whitsborro, Texas area in general. Our potential developments will compete on the basis of location, accommodations, amenities, rental rates, quality, service levels, reputation and reservations systems, among many factors. This competition could reduce occupancy levels and sales at our potential developments. The availability and quality of competing townhomes in the area in which we will operate can influence occupancy levels. The entrance of any additional competitors or the expansion of existing competing marinas with residential co-location, could result in our loss of sales, revenues and earnings. In addition, in periods of weak demand, as may occur during a general economic recession, profitability is negatively affected. If we are not able to compete successfully, we will not be able to generate sufficient revenues and cash flow to earn enough revenue to generate net profits.

The specialty property development industry is cyclical nature, and a decline in its demand can negatively affect our proposed operations and in turn our ability to perform as per expectations.

Fluctuations in rental demand and, therefore, operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, boat slip supply is an important factor that can affect industry fundamentals, and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Rental rates and occupancy, and thus revenue available per slip, tend to increase when demand growth exceeds supply growth. A decline in demand, or a continued growth in supply, could result in continued deterioration in the boat slip rental industry fundamentals and returns that are substantially below expectations, or result in losses, which could adversely affect our potential developments and thus our financial condition, results of operations and its ability to earn enough revenue to generate net profits.

Seasonality may cause fluctuations in our revenues.

The hospitality/rental/travel industry can be seasonal in nature. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our future quarterly earnings, if any, may be adversely affected by factors outside its control, including weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowings in certain quarters to offset these fluctuations in revenues.

Page 16 of 106	GEM Industries – Reg A Tier I

We are subject to the operating risks common in the real estate industry.

A significant portion of our revenue will be derived from the leasing and sales of the townhomes. As such, our business is subject, directly to the following risks common in the lodging and franchising industry, among others:

•	changes in occupancy and rental rates;

•	desirability of geographic location;

•	changes in general and local economic and market conditions, which can adversely affect the level of business and leisure travel, and therefore the demand for rentals and related services;

•	the level of customer unemployment;

•	increases in operating costs that may not be able to be offset by increases in rental rates, such as labor (including minimum wage increases), energy, food, workers’ compensation, and employee benefits, which may affect the continued operation of some of our locations;

•	increases in corporate-level operating costs resulting in lower operating margins;

•	Oil/gas prices and travel costs;

•	over-building in one or more sectors of the industry and/or in one or more geographic regions, could lead to excess supply compared to demand, and to decreases in rental occupancy and/or rental rates;

•	the availability and cost of capital to allow developers to build new projects and fund investments;

•	changes in the desirability of particular locations or travel patterns of customers;

•	travelers’ fears of exposure to contagious diseases or insect infestations during travel;

•	changes in governmental regulations that influence or determine wages, benefits, prices, interest rates or construction and maintenance procedures;

•	changes by governmental agencies and within relevant legal systems of prevailing opinion and interpretation of new or existing rules, regulations and legal doctrine, particularly those limiting the liability of developers for employment and general liability claims involving rental properties;

•	security concerns or travel restrictions (whether security-related or otherwise) imposed by governmental authorities that have the effect of discouraging or limiting travel to and from certain jurisdictions;

•	the costs and administrative burdens associated with compliance with applicable laws and regulations, including, among others, lending, privacy, marketing and sales, licensing, labor, climate change, employment and regulations applicable under the Office of Foreign Asset Control (“OFAC”) and the Foreign Corrupt Practices Act (the “FCPA”);

•	the financial condition of the marina and travel related companies;

•	changes in exchange rates or economic weakness in the United States (affecting domestic travel) and internationally could also unfavorably impact future results.

These factors, and the reputational repercussions of these factors, can adversely affect, and from time to time have adversely affected, individual marinas, particular regions or the rental business as a whole. How we manage any one or more of these factors, or any crisis, could limit or reduce demand for our townhomes, slips, or the rates charged for slips or services.

Page 17 of 106	GEM Industries – Reg A Tier I

Our revenues are uncertain and we have a limited operating history.

We were organized in August 2023 and we have a limited history of operations. As such, we should be considered a developmental stage company and our operations will be subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plan. The hospitality and travel industry is highly competitive. Our success will depend upon our ability to successfully construct and operate our potential locations. No assurance can be given that our potential developments will be successful. The realization of future revenues and expenses are subject to, among other things, the capabilities of our management, government regulation and future economic and other conditions that are unpredictable and that may affect revenues and earnings.

There is no guarantee that our potential projects will be successful.

Our business plan is to construct, develop and operate, and sell residential townhomes, and marinas across the United States. There is no guarantee that we will be able to complete the construction and development of the initial phase of townhomes, if completed, will be successful. If we do not complete the construction of the developments, or if the developments fail to create sufficient positive cash flow, then we will be unable to sustain operations and our business will fail.

We require additional financing, even if we sell the Maximum Amount.

The townhome development is anticipated to cost approximately $16,000,000, and it is anticipated that it will be financed through a combination of a Senior Loan through a financial institution, secured by first priority senior mortgage; various short term notes provided by related parties; equity contributions of our manager; the proceeds of this Offering; and various other loans and/or equity contributions and other sources of financing. To date, our officers and directors have contributed $800,000 to the Company, of which $650,000 was used to purchase the property, with seller financing. Even if we sell the Maximum Amount under this Offering, we will not able to complete the construction and development of the Townhomes, and commence operations without additional financing. No assurance can be made that we will obtain the financing necessary to complete the construction and development of the Townhomes. If we cannot obtain a sufficient amount of financing (which will increase dollar-for-dollar for any shortfall in the amount of capital sought in this Offering), we will be unable to complete the Townhomes project and open it for business and investors in this Offering may lose their entire investment. Additionally, such financing may be secured and pari passu or senior in ranking to the Notes. Any potential additional financing could adversely affect our liquidity, results of operations, and our ability to perform pursuant to the Note terms.

The Townhomes are subject to risks typically associated with construction projects, including costs exceeding the budget and delays.

Successful construction of the Townhomes will involve a number of risks typically associated with construction projects, including the possibility that we may be unable to obtain, or may experience delays in obtaining, necessary building, occupancy and other required governmental permits and authorizations. We are dependent upon these permits and authorizations to successfully construct the Townhomes, and any delay or inability to obtain such permits could adversely affect the results of operations. We may also incur construction costs that exceed original estimates and may not complete construction projects on schedule. Anticipated costs and construction schedules in connection with development activities will be based on budgets, conceptual designs and construction schedule estimates prepared for the Townhomes by its designers, consultants, architects and contractors. We intend to rely on general contractors and subcontractors to construct the Townhomes. There can be no assurance that we will not experience difficulties in working with general contractors and subcontractors which could result in increased construction costs and delays. Further, development is subject to a number of contingencies over which we will have little control and that may adversely affect the Townhomes cost and completion time. Construction, equipment or staffing problems beyond our or the general contractors, including without limitation, worker strikes and shortages of, or the inability to obtain, qualified trades people (carpenters, roofers, electricians and plumbers), labor or materials; energy shortages; increases and/or shortages of raw materials; the inability of the general contractor or subcontractors to perform under their contracts; adverse weather conditions; and changes in applicable laws or regulations or in the method of applying such laws and regulations, could increase the total cost, delay or prevent construction, or otherwise affect the design and features of the anticipated improvements. There can be no assurance that we will be successful in developing the Townhomes or that the Townhomes will be successful. If we are unable to develop, construct and/or operate the Townhomes, or encounter significant obstacles, the Townhomes may not generate sufficient revenues to enable us to make principal and interest payments and eventually pay off the balloon note. Further, delays that prevent the timely construction and opening of the Townhomes could substantially impact the anticipated returns and, therefore, our ability to make principal and interest payments.

Page 18 of 106	GEM Industries – Reg A Tier I

The Townhomes are subject to risks incidental to the ownership of real property and general economic changes.

Sales of the Townhomes will be subject to the risks generally incidental to the ownership of real property, such as adverse changes in regional or local economic conditions, including local employment, interest rates, inflation, availability of funds, governmental rules and fiscal policies, existing competition and potential competition generated out of competing developments being built or operated in the same general area as the Townhomes, the availability and cost of necessary utilities and services, changes in real estate tax rates and other operating expenses. In addition, national economic changes and international events may adversely impact general conditions and the economy in the market area of the Townhomes. Certain expenditures associated with real estate equity investments are fixed (principally mortgage payments, if any, real estate taxes and maintenance costs) and are not necessarily decreased by events adversely affecting sales of the Townhomes. The development’s ability to meet its obligations will depend on factors such as these and no assurance of a profitable return on investment can be given.

Deterioration in the general financial condition of our developments may adversely affect our results.

Our operating results are impacted by the ability of our Townhomes to generate profits from their sales. An extended period of development, interest rate increases, and tightening of credit approvals, may adversely affect the operating results and financial condition of our developments. These negative operating conditions could result in the financial failure of the Townhomes.

Actions by our management could adversely affect our image and reputation.

The ultimate success and quality of our developments rest with management. If management fails to maintain or act in accordance with applicable brand standards, experience operational problems, including any data breach involving customer information, or project a brand image inconsistent with ours, our image and reputation could suffer.

Damage to, or losses involving, our townhomes may not be covered by insurance.

We plan to maintain comprehensive property, general liability, covered automobile and cyber liability insurance policies with coverage features and insured limits that we believe are customary. Market forces may nonetheless limit the scope of the insurance coverage our developments can obtain or the ability to obtain coverage at reasonable rates. Certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, or terrorist acts, or liabilities that result from breaches in the security of our information systems, may be uninsurable or too expensive to justify obtaining insurance above the required coverage amounts. As a result, our potential townhomes may not be successful in obtaining insurance without increases in cost or decreases in coverage levels. In addition, in the event of a substantial loss, the insurance coverage our development carries may not be sufficient to pay the full market value or replacement cost of any lost investment or in some cases could result in certain losses being totally uninsured.

Page 19 of 106	GEM Industries – Reg A Tier I

Compliance or failure to comply with the Americans with Disabilities Act or other safety regulations and requirements could result in substantial costs.

The Americans with Disabilities Act (“ADA”) generally requires that buildings, including our potential projects, meet certain federal requirements related to access and use by disabled persons.  Noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants and/or legal fees to their counsel.  From time to time persons may assert claims against us with respect to our property under the ADA, which may result in a material expense or liability.  If, under the ADA, we are required to make substantial alterations and capital expenditures to our property, including the removal of access barriers, it could adversely affect our financial condition and results of operations, as well as the amount of cash available for distribution to shareholders.

Our potential townhomes will be subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements.  If we fail to comply with these requirements, we could incur fines or private damage awards.  We do not know whether existing requirements will change or whether compliance with future requirements will require significant unanticipated expenditures that will affect our cash flow and results of operations.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

If we purchase or develop assets at a time when the residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase or develop may not appreciate or may decrease in value.

The real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase or develop real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for or expended in the development of such assets.

A residential value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), and the attractiveness and location of the property. Our performance will be linked to economic conditions in the regions where our proposed townhome properties will be located and, in the market, commercial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market prices, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

Page 20 of 106	GEM Industries – Reg A Tier I

Our properties may not be diversified.

Since our initial focus is at a marina in Fort Worth, TX, and purchasing and developing townhomes along with other specialty real estate, our portfolio will not be significantly diversified both in terms of asset class and geography. Our performance is therefore linked to economic conditions in the region in which we will acquire and develop our potential properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our potential developments are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties for properties and other investments may result in our paying higher prices for construction and renovations, which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, REITs, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for construction and renovations, our ultimate profitability may be reduced, and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. We will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the sales or result in us not being able to sell the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

Our business plan is speculative.

Our planned business is speculative and subject to numerous risks and uncertainties. The burden of government regulation on the real estate industry and related industry services, including permitting, construction, advertising, suppliers and consumers, is demanding and difficult to quantify. There is no assurance that we will ever earn enough revenue to make a net profit.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our potential townhomes and other offerings, our business could suffer.

Because our townhomes have not yet been built or introduced to market, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have completed our development and begun sales. In order to attract customers to our future developments, we may be forced to spend substantial funds to create and maintain brand recognition among potential real estate purchasers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Page 21 of 106	GEM Industries – Reg A Tier I

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing themselves which will directly compete with our potential properties. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our potential properties. There are no assurances that competition in our respective industries will not lead to reduced prices for our potential townhomes and related services. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

The Company’s planned townhomes and potential future developments are dependent on availability for consumer credit.

Certain of our planned townhomes and related services as well as our potential other projects may be susceptible to unfavorable changes in economic conditions. Decreases in real estate spending could negatively affect the Company’s business and result in a decline in sales and financial performance.

Statements Regarding Forward-looking Statements

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

Page 22 of 106	GEM Industries – Reg A Tier I

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $125,000) will be $9,875,000. We will use these net proceeds for the following:

Shares Offered(% Sold)	Shares Sold (100%)	Shares Sold (75%)	Shares Sold (50%)	Shares Sold (25%)
Gross Offering Proceeds	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Approximate Offering Expenses (1)
Misc. Expenses	90,000	90,000	90,000	90,000
Legal and Accounting & Consultants	35,000	35,000	35,000	35,000
Total Offering Expenses	125,000	125,000	125,000	125,000
Total Net Offering Proceeds	9,875,000	7,375,000	4,875,000	2,375,000
Principal Uses of Net Proceeds (2)
Purchase Townhome Property	0	0	0	0
Developing the Townhome Property	8,000,000	5,500,000	4,000,000	2,000,000
Advertising, Social Media, PR, Promotion	10,000	10,000	10,000	10,000
Telecommunications, Website	5,000	5,000	5,000	5,000
Legal, Accounting & Compliance	25,000	25,000	25,000	25,000
General & Admin Expenses	180,000	180,000	180,000	180,000
Operating Reserves	1,655,000	1,655,000	655,000	155,000
Total Principal Uses of Net Proceeds	100%	100%	100%	100%
Amount Unallocated	$0	0	0	0

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our development.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Even if we sell all of the shares being offered, we will seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2023, was $800,838 or $.038 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

Page 23 of 106	GEM Industries – Reg A Tier I

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $125,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$01.00	$01.00	$01.00	$01.00
Historical net tangible book value per share as of December 31, 2023 (1)	.38	.38	.38	.38
Increase in net tangible book value per share attributable to new investors in this offering (2)	(0.31)	(.253)	(.185)	(.102)
Net tangible book value per share, after this offering	.348	.291	.223	.141
Dilution per share to new investors	.652	.709	.777	.860

(1)	Based on net tangible book value as of December 31, 2023, of $.038 and 21,000,000 outstanding shares of Common stock as of December 31, 2023.
(2)	After deducting estimated offering expenses of $125,000.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on the earlier of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement; or (iii) when  the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”) over a maximum period of 3 years, starting from the date of qualification of this Offering Statement. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.

Page 24 of 106	GEM Industries – Reg A Tier I

Procedures for Subscribing

Potential investors who are “qualified purchasers” may subscribe to purchase our Shares. Any potential investor wishing to acquire our Shares, must:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Company’s escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Escrow: Investors’ Tender of Funds

After this Offering has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments immediately as this is a best efforts offering (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire or ACH only, checks will not be accepted, to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until the Company has received and accepted the Investors subscription agreements. However, in the event we reject the potential investors’ investment, for any reason, any money tendered by potential investors will be promptly returned by the Escrow Agent. Upon acceptance of subscription agreements, funds tendered by investors will be made available to the Company for its use. As per the Escrow Agreement the Escrow Agents fees, which will be paid by the Company, are as follows:

•	Two percent (.02%) of the gross transaction proceeds up to the first $50,000,000.00.
•	One percent (.01%) of the gross transaction proceeds from $50,000.000.00 up to $100,000,000.00.
•	One-half of one percent (.005%) of the gross transaction proceeds from $100,000,000.00 up to $250,000,000.

Page 25 of 106	GEM Industries – Reg A Tier I

As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately transfer from Escrow Agent and deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

An investment in our Shares may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Shares. See “Risk Factors.”

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide information regarding this offering other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in other reports and information statements that we may file periodically with the Commission.

The offering circular and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov.

Page 26 of 106	GEM Industries – Reg A Tier I

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had no revenues from operations since its inception.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire purchase and development of the townhomes and conduct its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work with experts in the field to assist in the marketing of our real estate developments.

Our initial tasks for the first three months is to assess the construction on the townhome property and other developments. In addition, we will complete the architectural and engineering plans to make ready for construction. We have used our own funds to start the plans, complete surveys, and secure contractors. Within nine months, construction will begin with an anticipated completion date by late 2025. Construction will occur in phases that allow immediate revenue upon completion of each group of townhomes in each phase.

The Company anticipates operating costs for the next 12 months from the reporting date to be approximately $250,000. The Company has a non-binding, oral commitment from the current officers and directors to fund these expenses with shareholder loans should the offering not provide adequate funds.

The Company expects to increase the number of employees at the corporate level.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

Page 27 of 106	GEM Industries – Reg A Tier I

RESULTS OF OPERATIONS

For the Period from Inception (August 25, 2023) until December 31, 2023.

Working Capital	December 31, 2023 $
Cash	800,838
Current Assets	800,838
Current Liabilities	0
Working Capital (Deficit)	800,838

Cash Flows	December 31, 2023 $
Cash Flows provided by (used in) Operating Activities	(379,162)
Cash Flows provided by Financing Activities	1,180,000
Cash Flows provided by Investing Activities	0
Net Increase (decrease) in Cash During Period	800,838

Operating Revenues

The Company’s revenues were $0 for the period from inception (August 25, 2023) until December 31, 2023.

Cost of Revenues

The Company’s cost of revenues was $0 for the period from inception (August 25, 2023) until December 31, 2023.

Gross Profit

For the period from inception (August 25, 2023) until December 31, 2023, gross profits were $0.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, relating to start up operations and accounting expenses. For the period from inception (August 25, 2023) until December 31, 2023, general and administrative expenses were $379,162. The costs incurred include legal fees related to formation document preparation and filing; legal, architectural, and consulting fees related to the development properties; legal fees related to the preparation of the Company’s offering statement, and compensation incurred during the development stage.

Other Income (Expense)

Other income (expense) consisted of $0 for the period from inception (August 25, 2023) until  December 31, 2023.

Net Loss

Our net loss for the for the period from inception (August 25, 2023) until December 31, 2023, was $(379,162). The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

For the period from inception (August 25, 2023) until  December 31, 2023, the Company had total current assets of $800,838.

For the period from inception (August 25, 2023) until December 31, 2023, the Company had total current liabilities of $0.

We had working capital of $800,838 for the period from inception (August 25, 2023) until  December 31, 2023.

Page 28 of 106	GEM Industries – Reg A Tier I

Cashflow from Operating Activities

For the period ending December 31, 2023, cash provided by (used in) operating activities was $(379,162).

Cashflow from Investing Activities

For the period ending December 31, 2023, cash used in investing activities was $0, respectively.

Cashflow from Financing Activities

For the period ending December 31, 2023, cash provided by financing activity was $1,180,000, respectively.

Going Concern

We have not attained any revenues or profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. For the period from Inception (August 25, 2023) until December 31, 2023, the Company has a net loss of $379,162, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuance of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of purchasing, demolition, constructing and operating our townhomes in Fort Worth, Texas, as well as purchasing and building more townhomes or other projects in the future.

Since inception, we have financed our cash flow requirements through the issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in competitive and rapidly evolving markets. Such risks for us include, but are not limited to, strong established brands with more capital and the management of growth.

Page 29 of 106	GEM Industries – Reg A Tier I

To address these risks, we must, among other things, locate appropriate real estate, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model, our townhome project and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 1 and Note 2 of the Company’s unaudited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Page 30 of 106	GEM Industries – Reg A Tier I

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may take the steps to become a public reporting company under the Exchange Act, such as acquire audited financial statements and register our shares with the SEC. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences as a Tier 1 issuer include, but are not limited to, being required to file only an exit report, rather than annual, semi-annual, or quarterly reports. Annual reports for reporting companies are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports for Tier 2 issuers are due in 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature companies.

Page 31 of 106	GEM Industries – Reg A Tier I

Gem Industries Group, Inc.

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Summary

GEM is planning on investing in properties in the United States and developing those properties into residential, marina, airport, and other specialty use projects. Our first project is a townhome development at Lake County marina, Fort Worth, TX. GEM was incorporated on August 25, 2023, for the purpose of acquiring, developing and expanding properties into revenue generating projects. The Townhome development is its first project.

The Company believes that its’ first project of acquiring and building townhomes in the neighborhood of Eagle Mountain Lake will be successful due to the expansive new home and commercial developments in and around the area and the Company believes that those factors will bode well for townhomes for primary, secondary, and/or vacation homeowners.

The Company is also seeking to acquire other properties and structures that it can transform into more developments that are complimentary to its proprietary business and marketing plan; however, at this time the Company has not found any such property or structures. The Company believes that the current real estate environment provides the Company the opportunity to acquire attractively priced development properties. The management’s ability to increase value will be based on applying sound acquisition policies and taking advantage of the disparity between the purchase price and stabilized value and replacement cost of these properties.

Based in Lexington, OK, GEM is leveraging its central location and the increasing wide-spread interest in the benefits available for regional real estate developments.

On November 2, 2023, the Company increased its authorized share amount from 100,000 to 200,000,000 shares par value $0.0001. No preferred stock is issued or authorized.

On January 11, 2024, the Company’s Chief Operating Officer (“COO”) entered into a purchase and sale Agreement (“Purchase Agreement”) by and between Bozzy Creek LLC and Watervine LP, both Texas Companies (“Bozzy”) and Gem Industries, LLC an Oklahoma limited liability company (“Gem”), wherein Gem agreed to purchase the property located at 9216 and 9150 Live Oak Lane, Fort Worth, Texas for a total purchase price of $1,850,000. As per the Purchase Agreement, Gem agreed to put a deposit of $18,500 towards the total purchase price. Closing occurred on February 28, 2024. The Purchase Agreement contained a seller finance agreement for $1,120,000 at 7% interest only payments, with a balloon payment due in three (3) years. The purchase agreement is attached as Exhibit 6.1.

The Company will seek to begin execution of its operations upon completion of this offering. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

Page 32 of 106	GEM Industries – Reg A Tier I

Strategy

GEM’s strategy is to differentiate its market posture by focusing on its business plan of finding properties with the potential to develop townhomes near marinas, airports, and hospitality opportunities.

We believe that the overwhelming success of our townhomes will be defined by its appeal and overall ability to meet the wants and desires of real estate buyers. The townhomes will focus on local and visiting customers. The property will primarily target the local community interested in parking their boats at the Lake Country marina.

We believe that our main keys to success include:

o	Ideal location:

o	Centrally located

o	Adjacent to destinations that are already successful

o	Located in a proven destination market

o	Easy access from multiple major roads

o	Proximity to International and Private Jet airports

o	Activities available at the marina

o	Much more desirable townhome versus single family

o	Provide a consistently superior buyer experience

o	Control costs through superior design and operational supervision

o	Managements’ extensive real estate development experience

Townhomes

The current project will be developing at Lake Country marina, Fort Worth, TX. Lake Country Marina is one of three marinas located on Eagle Mountain Lake and has been a popular destination spot since the 1950s. The Townhomes will sit along the shoreline of the Marina.

Page 33 of 106	GEM Industries – Reg A Tier I

The Lake Country Marina Development

Located in Fort Worth, TX, Lake Country Marina is one of three marinas on Eagle Mountain Lake. The marina provides secure boat slips, boat rentals, and a boat club. All for fishing, sailing, or water sports. The marina was built in 1950 and has been a mainstay for boating enthusiasts ever since. There are 303 wet slips, 278 covered slips, a retail store, and fueling. Lake Country also took over all boat club and rental services from Eagle Mountain marina. The townhome development is along the shoreline of the marina, making it prime real estate for those who enjoy boating and other lake activities.

While the Townhome development has no ownership in the Marina, based upon the proximity of the Townhomes to the Marina, the valuation of the Townhomes are higher and there is greater attraction to be able to walk from the front porch of your townhome to your boat, or watch the sunset over the lake, or access the amenities the Marina has to offer. As the saying goes for successful real estate, “Location, Location, Location”.

Townhome Renderings

The following pictures show the townhome floorplans to be developed.

Ground Level	1st Level

Page 34 of 106	GEM Industries – Reg A Tier I

2nd Level	Rooftop

Page 35 of 106	GEM Industries – Reg A Tier I

Google Street View

Fort Worth, Texas

Nov 2023

Image capture: Nov 2023  © 2024 Google

Lake Country Marina

Located just 40 minutes from Dallas Forth Worth International Airport, Harbor Point provide a unique community away from the big city, but close enough to enjoy the benefits. The development is at the Lake Country Marina. The marina enables both slip storage and dry storage of boats, year round. The marina makes it a perfect place for development of our town homes as can be seen on the Google Maps satellite view. This full-service marina makes boating experience as convenient and enjoyable as possible on Eagle Mountain Lake. The scenic landscape and abundant wildlife make Eagle Mountain Lake a popular destination for outdoor enthusiasts. There are many recreational opportunities for weekend visitors and residents alike including boating, fishing, waterskiing, wakeboarding, and swimming.

Page 36 of 106	GEM Industries – Reg A Tier I

Texas Marina Market Overview

A research report conducted by Oklahoma State University found that visitors to Texas marinas generate a total economic impact of over $50,000,000 per year just for sport fishing. This does not include boat rentals, fuel, parking, cabin rentals, camping permits, etc. We believe this economic impact is just another benefit to the Townhome Development exposure to buyers.

Marina Industry as a Benefit to the Townhome Development

The marina industry is highly segmented with many different brands targeting a vast range of customer needs at various price points. Businesses in the marina industry generally operate under one or more business models, including marina management, brand franchising and marina ownership. Marinas are categorized into three groups: full service, select-service and limited-service. Full-service marinas typically offer a full range of amenities and facilities, including food and beverage facilities, showers, pet areas, and meeting facilities. Select-service marinas furnish some of the amenities offered at full-service marinas but on a smaller scale and generally do not have meeting facilities. Limited-service marinas usually offer only a slip.

Additionally, local demand factors may stimulate business and leisure travel to specific locations. In particular, macroeconomic trends relating to GDP growth, corporate profits, capital investments and employment growth are some of the primary drivers of lodging demand. As the economy continues to improve, the ongoing trend of strong rental and transient demand and growing group business will continue to drive demand for marinas and allow the industry to achieve increased growth.

Townhome Development Financial Overview

The development will take place in five (5) phases. Currently one pre-existing building holds four (4) units and is being rented for approximately $2,300 per unit, for a total of $9,200 per month. This monthly revenue covers the seven (7) percent interest on the seller’s financing that was part of the purchase agreement. Each phase will cost approximately $3,500,000. This results in a total overall cost of $16,000,000. However, by completing the development in phases, we will only have a capital outlay of $7,000,000 at any given time. The surveying, grading, engineering, design, and architectural costs will be incurred for all five (5) phases. In addition, once a phase is completed, the next phase will have begun prior to closing out the prior phase. However, a third phase will not necessarily start until the leading phase has been sold. The goal is to roll capital over from the sale of each phase to cover the cost of the ensuing phase until the final phase has been sold resulting in the overall profit of the development. The total anticipated ROI is $4,000,000 after cost of development and sales.

We may change our approach of the development should a better opportunity come to fruition that results in a long term benefit to our shareholders. For example, it may make sense to turn the development into a timeshare or vacation rental should cashflow, ROI, and profitability be better both long term and short term.

Page 37 of 106	GEM Industries – Reg A Tier I

Plat Map of Townhome Development

CERTIFICATION:
PREPARED UNDER MY DIRECTION
PRELIMINARY
THIS DOCUMENT SHALL NOT BE RECORDED FOR ANY PURPOSE
AND SHOULD NOT BE VIEWED OR RELIED UPON AS A FINAL SURVEY.
DATE
P.O.B. TRACT 1
N81°01'49"E 66.25'
CONCRETE
ROCK WALL
UNIT 16
UNIT 15
PHASE II
NEED NOT BE BUILT
24' FIRE LANE & ACCESS ESMT
N03°25'53"W 57.27'
N08°55'01"W 321
EAGLE MOUNTAIN LAKE
S08°55'57"E 70.71'
CLIFFSIDE PROPERTIES LLC
CC# D213324903
DRTCT
JUAN ARMENDARIS SURVEY
ABSTRACT NO. 1765
N58°50'33"E 64.54'
ELECTRIC METER
ELECTRIC TRANSFORMER
LIFT STATION
UTILITY EASEMENT
"GCE"
"LCE"
S08°55'01"E 150.53'
S86°07'18"E 161.12'
S67°44'15"E 127.24'
N04°41'57"W 48.69'
ROCK WALL
DUMPSTER AREA
0.988 AC
BOZZY CREEK LLC
CC# D219068343
DRTCT
24' FIRE LANE & ACCESS EASEMENT
24' FIRE LANE & ACCESS ESMT
5' UTILITY EASEMENT
S06°10'26"E 33.85'
S43°52'05"W 2.42'
S00°55'28"W 18.04'
PHASE I
EXISTING STRUCTURE
S87°23'32"E
UNIT 14
UNIT 13
UNIT 12
UNIT 11
UNIT 10
UNIT 9
UNIT 8
UNIT 7
UNIT 6
UNIT 5
PHASE II
CONCRETE
S31°25'22"W 35.86'
S20°18'00"W 9.14'
N72°31'31"W 102.46'
S84°50'51"W 129.36'
N84°50'51"E 134.53'
S85°57'24"W 149.81'
N85°57'24"E 134.48'
EAGLE MOUNTAIN SMI JV
0.241 AC
BOZZY CREEK LLC
CC# D219068343
DRTCT
RIP RAP ROCK
S65°49'36"W 51.57'
S56°27'09"W 12.06'
S43°47'32"W 8.39'
N78°38'25"W 70.85'
CONCRETE EMBANKMENT
N86°56'35"W 32.14'
S83°02'15"W 29.13'
S88°06'52"W 79.42'
5' APPARENT PRESCRIPTIVE WATERLINE EASEMENT
5' PRESCRIPTIVE ACCESS EASEMENT
GRAVEL

Page 38 of 106	GEM Industries – Reg A Tier I

Company Objectives

The Company’s objective is to provide its stockholders with risk-adjusted returns through investments in the Properties. The Company believes that the properties will generate positive cash flow because:

i.	Location. The Company intends to acquire properties located in areas of the United States that it believes are business destinations or otherwise expected to experience an influx of travelers seeking boating experiences.

ii.	Occupancy. The number of marina slips in the United States has increased in the recent past due, in part, to shifting trends of occupancy, especially where liveaboard options are allowed. The Company believes that this has contributed to an increase in demand for marina slips, resulting in higher occupancies. As such, the increase in marina slip usage is perfectly situated for our Lake Country Marina town home development.

iii.	Barriers to Entry. The properties are anticipated to be located in regions where new construction is often difficult due to high construction costs and limited available sites zoned for marina use. Our Company believes this will provide the properties acquired by us, a greater market share than would be the case if numerous competitive marinas were able to be developed nearby.

iv.	Pricing Opportunity. The Company expects to acquire the properties at a price below the current replacement cost.

Competitive Environment

Competition is minimized as the real estate proverb of location, location, location perfectly applies to our development. Only one other vacant plot of land is available for development along the lake and at a marina. We intend to offer to purchase this property and further expand our development project. The initial buzz and demand for the townhomes is already driving prices to above average returns on investment.

Government Regulation:

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. Real estate development is subject to increasing environmental, building, and zoning regulations by various authorities. Such regulations affect construction by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design. Some regulations affect development activities by directly affecting the viability and timing of projects. We must obtain the approval of numerous governmental authorities that regulate such matters as land use and level of density, the installation of utility services, such as water and waste disposal, and the dedication of acreage for open space, parks, schools and other community purposes. If these authorities determine that existing utility services will not adequately support proposed development, building moratoria may be imposed. As a result, we plan to use substantial resources to evaluate the impact of government restrictions imposed upon new development. Furthermore, as local circumstances or applicable laws change, we may be required to obtain additional approvals or modifications of approvals previously obtained or we may be forced to stop work. These increasing regulations may result in a significant increase in resources between our initial acquisition of land and the commencement and the completion of developments. In addition, the extent to which we participate in land development activities subjects us to greater exposure to regulatory risks.

Page 39 of 106	GEM Industries – Reg A Tier I

Tax Treatment of the Company and its Security Holders

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust (“REIT”) as we may not initially be able to qualify as a REIT. Therefore, we will initially operate as a “C” corporation. As such, our profits are taxable at the corporate level, and dividends, if any, are taxable at the individual level.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to redevelop or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. As of this Offering we do not know of any issues or potential issues with the property we plan on acquiring and building on. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire properties that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Patents and Trademarks

We have no patents or trademarks.

Seasonality

The boating industry is seasonal in nature. However, the sales of the townhomes are not reliant upon the boating industry as much as the real estate market itself. While the existing four units will be rented, the remaining units to be built will be for sale only. Whether the buyers are boat enthusiasts, primary home owners, or vacation home owners, the views from the properties will be year round and the sales price will determine the ultimate profitability.

Page 40 of 106	GEM Industries – Reg A Tier I

Property

The land and existing condominium structure at the Lake Country development is owned by Gem. The property was purchased for $1,850,000. The company put 33% down and the seller carried the remainder of $1,120,000, at 7% interest only payments, for a 36 month period.

Our offices and mailing address is 7394 McRavins Way, Lexington, OK 73051. The office is large enough to accommodate our needs for the foreseeable future as most employees that we hire work onsite at the various locations. Currently, we pay for utilities, but anticipate an initial three (3) year term to be executed upon 75% completion of our capital raise. Our telephone number is (405) 955-4850. Our website is https://TheGemIndustries.com and our email address is info@TheGemIndustries.com.

Employees

Other than our Officers and Directors we have no full-time persons employed in our business and operations who are employed under contract. We anticipate adding additional staff in the next 12 months as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our brand and our databases.

We plan to have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements will also require relevant employees to assign to us all rights to any innovations made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients will include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Page 41 of 106	GEM Industries – Reg A Tier I

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of April 18, 2024:

As of April 18, 2024, the Gem Industries Group, Inc., had no full-time employees, and no part-time employees. The directors and executive officers of the Company as of   April 18, 2024, are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Dawn Blevins	CEO, Director	38	Aug 25, 2023	40
Josh Blevins	COO	38	Aug 25, 2023	40
David Bormann	CFO	57	Aug 25, 2023	40
Harley Drain	Secretary	42	Aug 25, 2023	20
Jose Rodriguez	Lead Architect	56	Aug 25, 2023	40
Adan Cervantes, Jr.	Director	37	Aug 25, 2023	5
Dr. David Wise	Director	55	Nov 3, 2023	5

DAWN BLEVINS - CEO – Age: 38

Dawn holds a Bachelor of Science with a minor in Business Marketing. Her decade of hospitality and retail experience includes the purchase and sale of hotels throughout Iowa, Texas, and Kansas, valued at just over $100,000,000. She was integral in the overarching valuation, marketing, and management of the hotels. Dawn also provided merchandising brand marketing, including her own company, which she sold in 2019. Her experience in the hospitality and retail industries suit her position as CEO of the company.

JOSH BLEVINS – COO – Age: 38

Josh holds a Bachelor of Science and Engineering Degree. His tenure in the construction industry includes the positions of Lead Civil Engineer, Construction Project Manager, and President of Development Operations. Since 2008, Josh has developed multiple residential projects ranging from $45,000,000 rehabs to ground up multifamily development including a 428 Apartment unit complex. His skills include AutoCAD, Structural Analysis, Project Management, Construction Management, Geotechnical Engineering, and Technical Drawing.

DAVID BORMANN – CFO – Age: 57

David earned his BA in Construction Management from Texas A&M. Since then, he has been an investor and developer for commercial real estate projects ranging from a 24,000 square foot new build shopping center to a 48,000 square foot commercial mix use center. Most all of David’s developments have been in Oklahoma City, OK. David’s role for his developments include project management and general contractor. His skills cover every aspect from plan review to certificate of occupancy. David has developed ground up custom homes for the last five years in the state of Texas.

HARLEY DRAIN– Corporate Secretary – Age: 42

Mr. Drain has 17 years of experience as the owner and operator of a multi-million dollar telecom business. He has a proven track record for successfully managing numerous telecom construction projects valued at over $5 million. His year over year business revenues consistently exceed $30 million. His roles include employee/contractor management, HR oversight, recruiting strong leaders, and money management. His success is underpinned by strong critical thinking skills and a patient, strategic approach to business development, all while maintaining and nurturing crucial professional relationships. Harely has developed ground up custom homes over the last five years in the state of Texas.

Page 42 of 106	GEM Industries – Reg A Tier I

JOSE RODRIGUEZ – Lead Architect – Age: 56

Jose holds both his Bachelor’s and Master’s degrees in Architecture. For the last three decades, he has provided his exemplary services both in the US and internationally. His work product includes hospitality, retail, manufacturing, office, mixed-use, government, museums, and medical facilities. Of particular interest, he provided architectural work on the Westin Marina in New York, The Ritz-Carlton in Sarasota, FL, and the Panama Marina/Resort on Panama Island. He is proficient in AutoCAD, SketchUP and CorelDraw as well as fluent in English, Spanish, and Italian.

DR. DAVID WISE, JD, DM, MBA - Director – Age: 56

David aka “Dr. D.” provides extensive knowledge in management and organizational leadership. He earned his law degree from Thomas Jefferson School of Law, specializing in transactional law. Dr. D. earned his Doctorate of Management and MBA from the University of Phoenix. He has consulted and closed transactions valued at over $500,000,000 and advised on over $1Billion in mergers and acquisitions as to the effects upon human capital resources, bottom line results, and post-merger restructuring. Dr. D has developed, managed, constructed, and rehabilitated over 700 multifamily units. Dr. D. is the Founder of Wise Consulting and Investments and JetWise.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Dawn Blevins and Joshua Blevins are wife and husband. Other than the aforementioned, there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers and Directors paid by us during the for the period from inception (August 25, 2023) until December 31, 2023 , in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO), Chief Operating Officer (COO), Chief Financial Officer (CFO), Secretary (Sec) and Director:

Page 43 of 106	GEM Industries – Reg A Tier I

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Dawn Blevins CEO	2023	$0	0	0	0	0	0	0	$0

Joshua Blevins COO	2023	$0	0	0	0	0	0	0	$0

David Bormann CFO	2023	$0	0	0	0	0	0	0	$0

Harley Drain Sec.	2023	$0	0	0	0	0	0	0	$0

Dr. David Wise Director	2023	$0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following current and past Executive Officers have the equity awards, and / or hold exercisable or un-exercisable options, as described below, as of the for the period from inception (August 25, 2023) until December 31, 2023.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Directors or executive Officers.

Page 44 of 106	GEM Industries – Reg A Tier I

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
N/A

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of three (3) members. Dr. David Wise, does qualify as Independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. Dawn Blevins and Adan Cervantes, Jr. are not independent and do not qualify as per the NASDAQ listing requirements. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Dawn Blevins, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Dawn Blevins collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Dawn Blevins unless the communication is clearly frivolous.

Page 45 of 106	GEM Industries – Reg A Tier I

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the aforementioned related party transactions, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are no other transactions involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

We have not issued and do not have outstanding any other options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

We have not issued and do not have outstanding any share purchase warrants to purchase shares of our Common Stock.

Indemnification of Directors and Officers

Our bylaws provide that the Company may indemnify our officers, directors and agents to the extent permitted under the Oklahoma Statutes (“ORS”). ORS Section 18-1031 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 18-1031 or in defense of any claim, issue or matter therein. Our bylaws further provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Page 46 of 106	GEM Industries – Reg A Tier I

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Legal/Disciplinary History

None of Gem Industries Group, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Gem Industries Group, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Gem Industries Group, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Gem Industries Group, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Page 47 of 106	GEM Industries – Reg A Tier I

Board Composition

Our board of directors currently consists of three (3) members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 18, 2024 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 21,000,000 shares of common stock deemed to be outstanding as of April 18, 2024.

Page 48 of 106	GEM Industries – Reg A Tier I

The following table gives information on ownership of our securities as of April 18, 2024. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership (2)
Directors and Officers:
Dawn Blevins	4,000,000	19%
Joshua Blevins	4,000,000	19%
David Bormann	4,000,000	19%
Harley Drain	4,000,000	19%
Adan Cervantes, Jr.	4,000,000	19%
Jose C. Rodgriguez	1,000,000	5%
All executive officers and directors as a group (5 persons)	20,000,000	75%

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2) Based upon 21,000,000 common shares issued and outstanding as of April 18, 2024.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

The Company’s Authorized Stock

We are authorized to issue Two Hundred Million (200,000,000) shares of common stock with a par value of $0.0001 per share (the “Common Stock”) and -0- shares of preferred stock authorized.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Page 49 of 106	GEM Industries – Reg A Tier I

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Oklahoma Statutes, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The following is a brief summary of our preferred stock and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the Offering Statement of which this Offering Circular forms a part.

We may amend our bylaws to be authorized to issue shares of Preferred Stock. The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Oklahoma and will include, without limiting the generality of the foregoing, the determination of any or all of the following:

Page 50 of 106	GEM Industries – Reg A Tier I

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

Gem Industries Group, Inc. (“GEM”, “GEM Corporation,” “We,” or the “Company”) is offering up to $10,000,000 total of Securities, consisting of Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Securities Transfer Corporation, whose address is 2901 N. Dallas Parkway, Suite 380, Plano TX, 75093, telephone number (469) 633-0101, and email info@stctransfer.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-

1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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Gem Industries Group, Inc.

(UNAUDITED)

For the Period from Inception (August 25, 2023) until December 31, 2023

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GEM INDUSTRIES GROUP, INC. BALANCE SHEET (Unaudited) FROM THE PERIOD FROM INCEPTION (AUGUST 25, 2023) UNTIL DECEMBER 31, 2023

ASSETS

Current assets:
Cash	$800,838

Total current assets	$800,838

Total Assets	$800,838

LIABILITIES AND SHAREHOLDER'S EQUITY

Accounts Payable	$-

Total Liabilities	$-

Shareholder's equity:
Common stock $.0001 par value; authorized, 200,000,000 shares	$-

Additional paid-in capital - Common	$1,180,000

Retained deficit	$(379,162)
Total shareholder's equity	$800,838

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$800,838

The accompanying notes are an integral part of these financial statements

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GEM INDUSTRIES GROUP, INC. STATEMENT OF INCOME (Unaudited) FROM THE PERIOD FROM INCEPTION (AUGUST 25, 2023) UNTILDEC 31, 2023

Revenue	$-

Expenses
Operating Expenses	$379,162

Operating Loss	$379,162

Other Expenses
Interest expense	$-

Loss before federal income taxes	$379,162

Net Loss	$(379,162)

The accompanying notes are an integral part of these financial statements

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GEM INDUSTRIES GROUP, INC. STATEMENT OF SHAREHOLDER'S EQUITY (Unaudited) FROM THE PERIOD FROM INCEPTION (AUGUST 25, 2023) UNTIL DEC 31, 2023

	Common	Additional Paid-In	Retained
	Stock	Capital	Earnings	Total

Beginning Balance, Aug 25, 2023 (Inception)	$-	$405,000	$-	$405,000

Common Stock	$-	$775,000	-	$775,000
			-
Net Loss	-	-	$(379,162)	$(379,162)
Ending Balance, Dec 31, 2023	$-	$1,180,000	$(379,162)	$800,838

The accompanying notes are an integral part of these financial statements

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GEM INDUSTRIES GROUP, INC. STATEMENT OF CASH FLOWS (Unaudited) FROM THE PERIOD FROM INCEPTION (AUGUST 25, 2023) UNTILDEC 31, 2023

Cash flows from operations:
Net loss	$(379,162)
Adjustments to reconcile cash flow:
Interest expense
Deferred tax asset
Net adjustments	$(379,162)

Net cash used by operations	$(379,162)

Cash flows from investing activities:
Purchase of intellectual property	$-

Net cash used by investing activities	$-

Cash flows from financing activities:
Issuance of common stock	$1,180,000
Proceeds received from shareholder note payable	$-

Net cash provided by financing activities	$1,180,000

Increase in cash	$800,838
Cash at inception on Aug 25, 2023	-
Cash as of Dec 31, 2023	$800,838

The accompanying notes are an integral part of these financial statements

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GEM INDUSTRIES GROUP, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
PERIOD FROM INCEPTION (AUGUST 25, 2023) TO DECEMBER 31, 2023

NOTE 1 - BACKGROUND & SIGNIFICANT ACCOUNTING POLICIES

General:

Gem Industries Group, Inc. (“GIG” or the “Company”) was incorporated in the state of Oklahoma on August 25, 2023 with its home office and operations based in Lexington, Oklahoma. The Company is in a development stage focused on developing and marketing specialty, multi-use, and hospitality real estate developments in the United States.

Basis of Presentation:

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The financial data and information about the Company have been prepared by the Company’s management.

Estimates, Risks, and Uncertainties:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Thus, actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents:

The Company considers cash on hand, cash in banks, and certificates of deposits as cash and cash equivalents which are short-term, highly liquid investments that are readily convertible to known amounts of cash. The Company currently maintains a bank account at Bank First of Oklahoma which is a financial institution insured by the Federal Deposit Insurance Corporation (FDIC). During the period from inception (August 25, 2023) to December 31, 2023, the Company held balances in excess of the FDIC insurance limit. However, the Company does not believe it is exposed to any significant credit risk on these deposits, and has, to date, not experienced any deposit losses.

Intellectual Property:

The Company does not currently hold intellectual property.

Organizational and Operational Costs:

The Company incurred $379,162 of organization and operational costs in connection with the formation and start-up period and the costs have been expensed as incurred. The costs incurred include legal fees related to formation document preparation and filing; legal, architectural, and consulting fees related to the development properties; legal fees related to the preparation of the Company’s offering statement, and compensation incurred during the development stage.

Income Taxes:

The Company is taxed as a C corporation for federal income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rate which will be in effect when these differences are expected to reverse. Any deferred tax expense results from changes in deferred tax assets and liabilities.

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The Company assesses its income tax positions subject to examination based on evaluation of the facts, circumstances, and information available at the reporting date. As of December 31, 2023, the Company did not have any uncertain tax positions. The Company may be subject to routine audits by authorities from various taxing jurisdictions. There is, however, currently no audit in progress.

Fair Value Measurements:

Accounting standards require disclosures that categorize assets and liabilities measured at fair value into one of three different levels, depending on the observability of the inputs employed in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market-corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting significant modifications to observable related market data or assumptions about pricing by market participants.

NOTE 2 – COMMITMENTS AND CONTINGENCIES

The Company was organized in August of 2023 and has a limited operating history with no revenues. The Company plans to raise funds through a public offering and debt financing to fund the continued development of its targeted real estate projects. The operation of the Company depends on net proceeds from the offering, debt financing, and additional shareholder loan advances. The Company may not be profitable because of the unforeseeable nature of the development stage operation.

The Company from time to time may be named as a party in proceedings involving disputes. With known contingent liabilities, the Company records a liability when a loss is probable, and the amount can be reasonably estimated. As facts concerning contingent liabilities become known, the Company reassess its position on accrued liabilities and other potential exposures.

The Company’s bank account balances currently and will likely continue to exceed the FDIC limit of $250,000. The Company currently maintains a bank account at Bank First of Oklahoma. During the period from inception (August 25, 2023) to December 31, 2023, the Company’s bank balance was above the FDIC insurance limit.

NOTE 3 – FAIR VALUE MEASUREMENT

The carrying amounts reported in the balance sheets for current assets and current liabilities are reasonable estimates of fair value because of the short-term nature of these financial instruments. These financial instruments are not required to be marked to fair value on a recurring basis. Similarly, the Company uses the cost method in its measure of intellectual property and believes the carrying amounts reported in the balance sheets for intellectual property are also reasonable estimates of fair value. The Company’s other assets and liabilities are considered “Level 3” fair value measurements.

NOTE 4 – DEFERRED TAX ASSETS

Deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. The Company incurred $379,162 in costs in connection with the formation and start-up period and the costs have been expensed as incurred. For federal income tax purposes, the losses may be carried forward at 80% or less in any given future year.

The future benefit of the deferred tax asset is approximately $303,329.

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NOTE 5 – SHAREHOLDER’S EQUITY

The Company has authorized 200,000,000 shares of common stock and has issued 21,000,000 shares at $.0001 par. This issuance led to $1,180,000 paid in capital. The Company has not authorized any other class of stock.

NOTE 6 – GOING CONCERN

The Company did not generate revenue and incurred $379,162 in expenses during the period from inception (August 25, 2023) to December 31, 2023. As referenced in note 2 above, the Company plans to raise funds from a public offering and debt financing. No substantial revenues are anticipated until the Company’s offering is complete, the Company has completed the development of the online homeowners’ tool, and subscriptions can begin. The profitability of the Company is uncertain because of the nature of a start-up business. These conditions raise uncertainty about the Company’s ability to continue as a going concern.

Management has evaluated these conditions and determined the following alleviates this uncertainty:

•	Since inception on August 25, 2023, the Company has financed its initial costs through issuance of common stock to officers and directors.

•	The Company currently has sufficient funds to cover the next 12 months’ operating costs.

•

The Company anticipates operating costs for the next 12 months from the reporting date to be approximately $250,000. The Company has a non-binding, oral commitment from the current officers and directors to fund these expenses with shareholder loans should the offering not provide adequate funds.

•	The Company anticipates current development projects to fund future operations beyond year 1.

 NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 5, 2024, the date the report was available to be issued, no subsequent events requiring accrual or disclosure were identified.

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PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Amended Articles of Incorporation and Amendments Thereto
2.2	Bylaws
3.1	Specimen Stock Certificate
3.2	Subscription Agreement
6.1	Form of Purchase and Sale Agreement by and between Gem Industries, and Bozzy Creek and Watervine dated 1/27/2024.
6.2	Addendum to Purchase Agreement with Seller Finance Terms
8.1	Form of Escrow Agreement
12.1	Opinion of Attorney Devlaeminck.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Oklahoma on April 18, 2024.

(Exact name of issuer as specified in its charter):	Gem Industries Group, Inc.

By:	/s/ Dawn Blevins
Dawn Blevins Chief Executive Officer (Principal Executive Officer).

(Date): April 18, 2024

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dawn Blevins
Dawn Blevins Chief Executive Officer (Principal Executive Officer).

(Date): April 18, 2024

/s/ David Bormann
David Bormann, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).
(Date): April 18, 2024

SIGNATURES OF DIRECTORS:

/s/ Dawn Blevins	April 18, 2024
Dawn Blevins, CEO	Date

/s/ Adan Cervantes	April 18, 2024
Adan Cervantes, Director	Date

/s/ Dr. David Wise	April 18, 2024
Dr. David Wise, Director	Date

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